Exhibit 99.1

Media contact:

Gina Penzig,

director, corporate

communications

Phone: 785.575.8089

gina.penzig@WestarEnergy.com

Investor contact:

Bruce Burns,

director, investor relations

Phone: 785.575.8227

bruce.burns@WestarEnergy.com

WESTAR REQUESTS 5.85% PRICE INCREASE

Request driven by tree trimming,

new regulations, higher operating costs.

TOPEKA, Kan., Aug. 25, 2011 — Westar Energy, Inc. (NYSE:WR) today filed with the Kansas Corporation Commission (KCC) a request to recover the increased costs of providing electric service to customers. Westar is seeking to increase its base prices about 5.85 percent. Adjusted for inflation, Westar’s average rates for electricity if the full request is granted would be nearly the same as they were almost 20 years ago.

“Our customers and our state depend on reliable electric infrastructure. Unfortunately the cost of keeping our system reliable has gone up,” Mark Ruelle, Westar Energy chief executive officer, said. “We are asking the KCC to allow us to increase our prices to reflect the higher cost of providing service. While we continue to implement efficiencies in how we operate, we can only tighten the purse strings so much, given the increasing regulatory demands out of Washington as well as higher operating costs to keep equipment in good condition to provide the reliable service our customers expect and deserve.”

Westar Energy requests price increase	Page 2 of 2

Reliability is increasingly crucial to all customers. As Westar works with the state and communities to help them attract new businesses or encourage existing businesses to expand, the availability of reliable electricity is a top concern.

“We have competitive electricity prices, and that attracts new businesses,” Ruelle said. “We have to deliver them reliability as well, or they won’t expand in Kansas.”

The increase for a typical residential customer would be about $6.50 per month. In aggregate, across the state to its nearly 700,000 retail customers, the amount of the price adjustment is about $91 million annually.

Among the causes for the increase, the company cited increasing costs of: complying with federal regulatory requirements; maintaining power plants and wires in good repair, rather than replacing them at higher cost; keeping trees away from power lines; and keeping commitments to its employees who do whatever it takes to bring reliable service to its customers.

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas, providing electric service to about 687,000 customers in the state. Westar Energy has about 7,100 megawatts of electric generation resources and operates and coordinates more than 35,000 miles of electric distribution and transmission lines.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although we believe that our expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; (2) those discussed in the company’s Quarterly Report on Form 10-Q filed Aug. 4, 2011 (a) in ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (b) in Part I, Financial Information, ITEM 1. Financial Statements: Notes 8 and 9; and (3) other factors discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.